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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 1999
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                           Sandy Spring Bancorp, Inc.
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            (Exact name of registrant as specified in its charter)


          Maryland                    0-19065                  52-1532952
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(State or other jurisdiction     (Commission file             (IRS Employer
 of incorporation)                  number)               Identification Number)


17801 Georgia Avenue, Olney, Maryland  20832
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(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:  (301) 774-6400
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Item 2. Acquisition or Disposition of Assets.
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  On September 24, 1999, Sandy Spring National Bank of Maryland (the "Bank"), a
subsidiary of Sandy Spring Bancorp, Inc. ("Bancorp") acquired certain banking operations of seven branch offices of Mellon Bank (MD) National Association ("Mellon"), pursuant to a purchase and assumption agreement between the Bank and Mellon dated as of July 21, 1999, and following receipt of regulatory approvals. Six of the branches are located in Montgomery and Anne Arundel counties, Maryland, and one is located in Northern Virginia. The branches are now operated as branches of the Bank. Mellon is a subsidiary of Mellon Bank Corporation.

  In the acquisition, the Bank assumed approximately $225 million in deposits and acquired approximately $33 million of consumer and commercial loans and approximately $1.4 million in fixed assets. The Bank also received cash in the transaction. The terms of the acquisition were determined based upon arms length negotiations between the parties. Mellon retained certain assets, deposits, and operations formerly associated with the branches acquired by the Bank.


Item 7. Financial Statements and Exhibits.
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(a)  Exhibit 2 - Purchase and Assumption Agreement between Mellon Bank (MD)
     National Association and Sandy Spring national Bank of Maryland dated as of July 21, 1999
     The Registrant agrees to furnish supplementally a copy of omitted exhibits and schedules to Exhibit 2 to the Commission upon its request.

(b)  Exhibit 99.1 - Press Release dated September 27, 1999



                                 Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SANDY SPRING BANCORP, INC.



                                       By:  /s/ James H. Langmead
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                                            James H. Langmead
                                              Vice President and
                                              Treasurer
Dated: September 29, 1999